UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2006

APAC Customer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Illinois	0-26786	36-2777140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Six Parkway North, Deerfield, Illinois		60015
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	847-374-4980

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2006, the Compensation Committee of the Board of Directors of APAC Customer Services, Inc. (the "Company") took the following actions with respect to the compensation of Robert J. Keller, President and Chief Executive Officer of the Company. Specifically, it determined to increase Mr. Keller's annual salary from $400,000 to $440,000 effective April 3, 2006. In addition, the Compensation Committee awarded Mr. Keller a grant of 100,000 restricted shares of common stock of the Company under the APAC Customer Services, Inc. 2005 Incentive Stock Plan. The restricted common shares will become unrestricted and fully vested on March 30, 2008; provided the Company meets certain performance objectives during the fourth quarter of 2006. A copy of the form of Restricted Stock Award Agreement is attached as Exhibit 10.1 and incorporated in this filing in its entirety.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Restricted Stock Award Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.

April 5, 2006	By:	George H. Hepburn

Name: George H. Hepburn
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement